UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 16, 2022

IMPERALIS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52140	20-5648820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2022, Henry Nisser resigned as the Chief Executive Officer of Imperalis Holding Corp. (the “Company”) and as the sole member of the Company’s Board of Directors (the “Board”). Effective immediately upon Mr. Nisser’s resignation, Darren Magot was appointed as the Company’s Chief Executive Officer and sole member of the Board. Furthermore, of even date herewith, the Board appointed Marcus Charuvastra to serve as the Company’s President, effectively immediately.

Darren Magot has served as the Chief Executive officer and sole member of the Board of Directors of AC Management, Inc., and AMRE Management, Inc., since October 2020 and previously served as the Chief Executive Officer and as a director of Ault Alliance, Inc., from January 2019 to February 2022. Mr. Magot also currently serves the Senior Vice President of BitNile, Inc., since his appointment in February 2022, and as a member of the Board of Directors of Ault & Company, Inc., since his appointment in July 2018. Mr. Magot has over 30 years of experience in sales and sales management, financial management, and business development with companies in both the private and public sector. Expertise in strategic planning, development, organizational change and efficiency for disruptive and emerging technologies, M&A. A proven leader in all functional areas of both private and public organizations, with a track record in successful financial and operational leadership, he holds a bachelor's degree in Finance from California State University.

Marcus Charuvastra has served as the President of TurnOnGreen, Inc., since January 2022 and previously served as its Chief Revenue Officer since June 2021. Mr. Charuvastra is an accomplished leader with 20 years of experience in strategic planning, sales, services, marketing and business and organizational development. Mr. Charuvastra spent nine years at Targeted Medical Pharma, Inc. serving as Vice President of Operations and as the Managing Director of this microcap biotech start-up, from 2012 to May 2021. During his tenure, he was instrumental in guiding Targeted Medical Pharma’s initial public offering. Mr. Charuvastra was previously Director of Sales and Marketing at Physician Therapeutics from 2009 to 2012 and was responsible for building the sales and distribution network in the United States and abroad. He is a graduate of UCLA.

Mr. Nisser’s resignation was not the result of a disagreement between Mr. Nisser and the Company on any matter relating to the Company’s operations, policies or practices.

There were no arrangements or understandings between the Company or any other person and each of Messrs. Magot and Charuvastra pursuant to his appointment.

There have been no transactions between each of Messrs. Magot and Charuvastra and the Company other than those arising from his employment agreement with the Company and no disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERALIS HOLDING CORP.

Dated: March 16, 2022	/s/ Darren Magot
Darren Magot Chief Executive Officer